Exhibit 4.1
SEVENTH SUPPLEMENTAL INDENTURE
SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 20, 2012, among SPRINT NEXTEL CORPORATION, a corporation duly organized and existing under the laws of the State of Kansas (the “Company”), the Subsidiary Guarantors appearing on the signature pages hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, the Company and the Trustee have duly executed and delivered that certain Senior Notes Indenture, dated as of November 20, 2006 (the “Indenture”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series (the “Securities”);
WHEREAS, the Company, the Subsidiary Guarantors (as applicable) and the Trustee have duly executed and delivered the (i) Officers' Certificate, dated August 13, 2009, to the Indenture (the “Officers' Certificate”), pursuant to which $1,300,000,000 aggregate principal amount of 8.375% Notes due 2017 were issued and are outstanding on the date hereof, (ii) First Supplemental Indenture, dated as of November 9, 2011, to the Indenture, pursuant to which $1,000,000,000 aggregate principal amount of 11.500% Notes due 2021 were issued and are outstanding on the date hereof, (iii) Second Supplemental Indenture, dated as of November 9, 2011, to the Indenture, pursuant to which $3,000,000,000 aggregate principal amount of 9.000% Guaranteed Notes due 2018 were issued and are outstanding on the date hereof (the “Second Supplemental Indenture”), (iv) Third Supplemental Indenture, dated as of March 1, 2012, to the Indenture, pursuant to which $1,000,000,000 aggregate principal amount of 9.125% Notes due 2017 were issued and are outstanding on the date hereof, (v) Fourth Supplemental Indenture, dated as of March 1, 2012, to the Indenture, pursuant to which $1,000,000,000 aggregate principal amount of 7.000% Guaranteed Notes due 2020 were issued and are outstanding on the date hereof (the “Fourth Supplemental Indenture”), and (vi) Fifth Supplemental Indenture, dated as of August 14, 2012, to the Indenture, pursuant to which $1,500,000,000 aggregate principal amount of 7.000% Notes due 2020 were issued and are outstanding on the date hereof (together with the supplemental indentures identified in clauses (ii)-(v) above, the “Subject Supplemental Indentures”), which govern the terms of the Securities issued thereunder (together, the “Subject Securities”);
WHEREAS, the Company and the Trustee have duly executed and delivered the Sixth Supplemental Indenture, dated as of November 14, 2012, to the Indenture, pursuant to which $2,280,000,000 aggregate principal amount of 6.000% Notes due 2022 were issued and are outstanding on the date hereof, which such Securities are not Subject Securities and which Sixth Supplemental Indenture is not subject to this Supplemental Indenture;
WHEREAS, Section 902 of the Indenture provides, among other things, that the Indenture, as amended and supplemented by the Officers' Certificate and the Subject Supplemental Indentures, may be amended or supplemented by a supplemental indenture thereto with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture;
WHEREAS, pursuant to the terms of the Indenture, the Company desires to amend and supplement the definition of “Change of Control” included in the Officers' Certificate and the Subject Supplemental Indentures;
WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated November 13, 2012 (the “Consent Solicitation Statement”) from Holders representing at least a majority in aggregate principal amount of its outstanding Subject Securities to the amendment contemplated hereby;
WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this Supplemental Indenture; and
WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises, the covenants and other agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby confirmed, the Company, the Subsidiary Guarantors (with respect to the Second Supplemental Indenture and the Fourth Supplemental Indenture) and the Trustee mutually covenant and agree as follows:
ARTICLE ONE
AMENDMENT TO THE OFFICERS' CERTIFICATE AND THE SUBJECT SUPPLEMENTAL
INDENTURES

The Officers' Certificate and Section 1.02 of each of the Subject Supplemental Indentures are hereby amended by deleting in their entirety the definition of the term “Change of Control” set forth therein and adding the following definitions:
“Change of Control” means the occurrence of any of the following:
(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries' properties or assets, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;
(b) the adoption of a plan relating to the Company's liquidation or dissolution; or
(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Company's Voting Securities; provided that a transaction in which the Company becomes a Subsidiary of another person shall not constitute a Change of Control if (a) the Company's stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Securities of such other Person of whom the Company is a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above) other than such other person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Company's Voting Securities.
“Permitted Holder” means SOFTBANK CORP., a Japanese kabushiki kaisha, and its Affiliates.

ARTICLE TWO
MISCELLANEOUS PROVISIONS

Section 2.01 Effect of Supplemental Indenture; Conflicts with Indenture. This Supplemental Indenture is executed by the Company, the Subsidiary Guarantors (with respect to the Second Supplemental Indenture and the Fourth Supplemental Indenture) and the Trustee upon the Company's request, pursuant to the provisions of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this Supplemental Indenture shall govern.
Section 2.02 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 2.03 Trustee. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Supplemental Indenture or the due authorization and execution hereof by the Company or any Subsidiary Guarantor.
Section 2.04 Headings. The Article and Section headings contained herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

Section 2.05 Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
SPRINT NEXTEL CORPORATION

By: _/s/ Gregory D. Block ______________
Name: Gregory D. Block
Title: Vice President and Treasurer

SUBSIDIARY GUARANTORS (with respect to the
Second Supplemental Indenture and the Fourth
Supplemental Indenture):

ENTERPRISE COMMUNICATIONS PARTNERSHIP

By: SprintCom ECP I, L.L.C.,
its General Partner

By: _/s/ Gregory D. Block ______________
Name: Gregory D. Block
Title: Vice President and Treasurer

By: SprintCom ECP II, L.L.C.,
its General Partner

By: _/s/ Gregory D. Block ______________
Name: Gregory D. Block
Title: Vice President and Treasurer

PHILLIECO EQUIPMENT AND REALTY
COMPANY, L.P.

By: PhillieCo Sub, L.P.,
its General Partner

By: _/s/ Gregory D. Block ______________
Name: Gregory D. Block
Title: Vice President and Treasurer

C FON CORPORATION

By _/s/ Gregory D. Block ______________
Name: Gregory D. Block
Title: Vice President, Assistant Treasurer

UNITED TELECOMMUNICATIONS, INC.

By _/s/ Gregory D. Block ______________
Name: Gregory D. Block
Title: Vice President, Assistant Treasurer

SPRINT INTERNATIONAL NETWORK
COMPANY LLC

By _/s/ Gregory D. Block ______________
Name: Gregory D. Block
Title: Vice President and Treasurer

ACI 900, Inc.
AGW Leasing Company, Inc.
AirGate PCS, Inc.
AirGate Service Company, Inc.
Alamosa (Delaware), Inc.
Alamosa (Wisconsin) Properties, LLC
Alamosa Delaware GP, LLC
Alamosa Holdings, Inc.
Alamosa Holdings, LLC
Alamosa Limited, LLC
Alamosa Missouri Properties, LLC
Alamosa Missouri, LLC
Alamosa PCS Holdings, Inc.
Alamosa PCS, Inc.
Alamosa Properties, LP
Alamosa Wisconsin GP, LLC
Alamosa Wisconsin Limited Partnership
American PCS Communications, LLC
American PCS, L.P.
American Personal Communications Holdings, Inc.
American Telecasting, Inc.
APC PCS, LLC
APC Realty and Equipment Company, LLC
ASC Telecom, Inc.
Assurance Wireless of South Carolina, LLC
Atlanta MDS Co., Inc.
Bluebottle USA Holdings L.P.
Bluebottle USA Investments L.P.
Boost Mobile, LLC
Boost Worldwide, Inc.
Caroline Ventures, Inc.
Dial Call Midwest, Inc.
Domestic USF Corp.
EQF Holdings, LLC
Falcon Administration, L.L.C.
FCI 900, Inc.

G & S Television Network, Inc.
Georgia PCS Leasing, LLC
Georgia PCS Management, L.L.C.
Gulf Coast Wireless Limited Partnership
Helio LLC
Independent Wireless One Corporation
Independent Wireless One Leased Realty Corporation
IWO Holdings, Inc.
LCF, Inc.
Los Angeles MDS Company, Inc.
Louisiana Unwired, LLC
Machine License Holding, LLC
MinorCo, L.P.
NCI 700, Inc.
NCI 900 Spectrum Holdings, Inc.
New York MDS, Inc.
Nextel 220 License Acquisition Corp.
Nextel 700 Guard Band Corp.
Nextel Boost Investment, Inc.
Nextel Boost of California, LLC
Nextel Boost of New York, LLC
Nextel Boost of Texas, LLC
Nextel Boost of the Mid-Atlantic, LLC
Nextel Boost South, LLC
Nextel Boost West, LLC
Nextel Broadband, Inc.
Nextel Communications of the Mid-Atlantic, Inc.
Nextel Communications, Inc.
Nextel Data Investments 1, Inc.
Nextel Finance Company
Nextel License Acquisition Corp.
Nextel License Holdings 1, Inc.
Nextel License Holdings 2, Inc.
Nextel License Holdings 3, Inc.
Nextel License Holdings 4, Inc.
Nextel of California, Inc.
Nextel of New York, Inc.
Nextel of Texas, Inc.
Nextel Operations, Inc.
Nextel Partners Equipment LLC
Nextel Partners of Upstate New York, Inc.
Nextel Partners Operating Corp.
Nextel Partners, Inc.
Nextel Retail Stores, LLC
Nextel South Corp.
Nextel Systems Corp.
Nextel Unrestricted Relocation Corp.
Nextel West Corp.
Nextel West Services, LLC
Nextel WIP Corp.
Nextel WIP Expansion Corp.
Nextel WIP Expansion Two Corp.
Nextel WIP Lease Corp.
Nextel WIP License Corp.
Northern PCS Services, LLC

NPCR, Inc.
NPFC, Inc.
PCS Leasing Company, L.P.
People's Choice TV Corp.
PhillieCo Partners I, L.P.
PhillieCo Partners II, L.P.
PhillieCo Sub, L.P.
PhillieCo, L.P.
Private Trans-Atlantic Telecommunications System
(N.J.), Inc.
Private TransAtlantic Telecommunications System, Inc.
San Francisco MDS, Inc.
SGV Corporation
SIHI New Zealand Holdco, Inc.
S-N GC GP, Inc.
S-N GC HoldCo, LLC
S-N GC LP HoldCo, Inc.
SN Holdings (BR I) LLC
SN UHC 1, Inc.
SN UHC 2, Inc.
SN UHC 3, Inc.
SN UHC 4, Inc.
SN UHC 5, Inc.
Southwest PCS Properties, LLC
Southwest PCS, L.P.
Sprint Asian American, Inc.
Sprint Capital Corporation
Sprint Communications Company L.P.
Sprint Communications Company of New Hampshire, Inc.
Sprint Communications Company of Virginia, Inc.
Sprint Corporation
Sprint Corporation (Inactive)
Sprint Credit General, Inc.
Sprint Credit Limited, Inc.
Sprint eBusiness, Inc.
Sprint Enterprise Mobility, Inc.
Sprint Enterprise Network Services, Inc.
Sprint Enterprises, L.P.
Sprint eWireless, Inc.
Sprint Global Venture, Inc.
Sprint Healthcare Systems, Inc.
Sprint HoldCo, LLC
Sprint International Communications Corporation
Sprint International Holding, Inc.
Sprint International Incorporated
Sprint Iridium, Inc.
Sprint Licensing, Inc.
Sprint Mexico, Inc.
Sprint Nextel Aviation, Inc.
Sprint Nextel Holdings (ME) Corp.
Sprint PCS Assets, L.L.C.
Sprint PCS Canada Holdings, Inc.
Sprint PCS License, L.L.C.
Sprint Solutions, Inc.
Sprint Spectrum Equipment Company, L.P.

Sprint Spectrum Holding Company, L.P.
Sprint Spectrum L.P.
Sprint Spectrum Realty Company, L.P.
Sprint TELECENTERs, Inc.
Sprint Telephony PCS, L.P.
Sprint Ventures, Inc.
Sprint Wavepath Holdings, Inc.
Sprint WBC of New York, Inc.
Sprint/United Management Company
SprintCom ECP I, L.L.C.
SprintCom ECP II, L.L.C
SprintCom Equipment Company L.P.
SprintCom, Inc.
STE 14 Affiliate LLC
SWGP, L.L.C.
SWLP, L.L.C.
SWV Eight, Inc.
SWV Five, Inc.
SWV Four, Inc.
SWV One Telephony Partnership
SWV One, Inc.
SWV Seven, Inc.
SWV Six, Inc.
SWV Three Telephony Partnership
SWV Three, Inc.
SWV Two Telephony Partnership
SWV Two, Inc.
TDI Acquisition Corporation
Texas Telecommunications, LP
Texas Unwired
Tower Parent Corp.
Transworld Telecommunications, Inc.
UbiquiTel Inc.
UbiquiTel Leasing Company
UbiquiTel Operating Company
UCOM, Inc.
Unrestricted Extend America Investment Corp.
Unrestricted Subscriber Equipment Leasing Company,
Inc.
Unrestricted Subsidiary Funding Company
Unrestricted UMTS Funding Company
US Telecom of New Hampshire, Inc.
US Telecom, Inc.
US Unwired Inc.
USST of Texas, Inc.
UT Transition Corporation
Utelcom, Inc.
Velocita Wireless Holding Corp.
Velocita Wireless Holding, LLC
Via/Net Companies
Virgin Mobile USA, Inc.
Virgin Mobile USA, L.P.
VMU GP, LLC
VMU GP1, LLC
Washington Oregon Wireless Properties, LLC

Washington Oregon Wireless, LLC
Wavepath Holdings, Inc.
Wireless Broadcasting Systems of America, Inc.
Wireless Cable of Florida, Inc.
Wireless Leasing Co., Inc.
WirelessCo, L.P.
Wireline Leasing Co., Inc.

By _/s/ Gregory D. Block ______________
Name: Gregory D. Block
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By /s/ Linda Garcia
Name: Linda Garcia
Title: Vice President